Third Quarter 2017 Earnings Release Conference Call
November 1, 2017

Brian Henry - Terex Corporation – Senior Vice President, Business Development & Investor Relations
Good morning everyone, and thank you for joining us for today’s third quarter 2017 financial results conference call. Participating on today’s call are John Garrison, President and Chief Executive Officer, and John Sheehan, Senior Vice President and Chief Financial Officer.

Following the prepared remarks, we will conduct a question and answer session. Last evening we released our third quarter 2017 results, a copy of which is available on our website at www.terex.com. Today’s call is being webcast and is accompanied by a slide presentation, which includes a reconciliation of GAAP to non-GAAP financial measures that we will use during this call, and is also available on our website. All per share amounts in the presentation are on a fully-diluted basis. We will post a replay of this call on the Terex website under Investor Events in the Investor Relations section. Let me direct your attention to slide 2, which is our forward-looking statement and description of non-GAAP financial measures. We encourage you to read this as well as other items in our disclosures because the information we will be discussing today does include forward-looking material. With that, please turn to slide 3 and I’ll turn it over to John.

John L. Garrison, Jr. - Terex Corporation - President and Chief Executive Officer
Good morning, everyone, and thank you for joining us and for your interest in Terex. I will start by summarizing our third quarter performance, followed by a review of the progress we are making executing our strategy and a discussion of our business segments. John will cover the capital market actions and review the financial results, including details of the increase to our full year 2017 EPS guidance. I will follow with a brief summary before we open up the line to your questions.

Our momentum continued to accelerate in the third quarter. All three segments increased their sales, improved operating margins and grew backlog. Sales of $1.1 billion were 5% higher than last year. We generated $72 million of operating profit in the quarter, 48% higher than last year, and expanded our margin by 190 basis points. Cranes remained profitable in Q3. Aerial Work Platforms (AWP) improved margins and Materials Processing (MP) continued its strong operating and financial performance. We delivered adjusted earnings per share of $0.50 and generated $49 million of free cash flow. For the third quarter in a row, we grew year-over-year backlog in every segment. Our total segment backlog grew 44% and bookings grew 18%. Combining our year-to-date results with our current view of market dynamics, our operational expectations for the fourth quarter and our capital market actions, we are increasing full year adjusted EPS guidance to $1.20 to $1.30 per share. John will walk through the details of our financial results and improved outlook.

Turning to slide 4, with the Focus element of our strategy complete, our efforts are concentrated on simplifying the Company and implementing our Execute to Win business system. In the third quarter we completed an important element of Execute to Win, the annual Terex-wide talent review process. We conducted detailed, on-site reviews around the world, which culminated in a global calibration and talent planning session. Ensuring that we have the right leadership and talent throughout the organization to execute our strategy and win in the marketplace is critical to our success.

Turning to slide 5, we made good progress on our strategic priorities in the quarter. We simplified our manufacturing footprint by completing the sale of the Cranes facility in Jinan, China. In Germany, we completed the sale of the manufacturing site in Bierbach. The other elements of the Cranes restructuring program continue to make progress and the benefits of the actions are showing up in the improved performance of the segment. Excluding the impact of higher incentive compensation and investments in our strategic sourcing organization, we are on track to reduce our overall SG&A in 2017 by $45 million.

Turning to Execute to Win, our Commercial Excellence initiative continues to make progress. In addition to enhancing performance management tools and improving process discipline in sales pipeline and account management, we strengthened our Commercial Leadership. Our global parts initiatives are starting to take shape. We have teams focused on specific operational improvements that will improve service levels to our customers.

On Strategic Sourcing, the Wave One teams are starting to assess supplier proposals. This is a complex and time-consuming process. At this point, we have initial offers from over 700 suppliers for roughly 14,000 SKUs that make up the Wave One market baskets. This broadly marks the mid-way point of our Wave One strategic sourcing process. Over the next several months, the teams will complete comprehensive on-site supplier evaluations, structured negotiations and make award decisions. In parallel, we are mobilizing engineering resources to support transitioning material and components to any new suppliers. This will be followed by several months of supplier on-boarding and quality assurance. We expect to see savings in the second half of 2018.

Turning to slide 6, I will review our segments, starting with AWP. Please note that financial highlights, backlog and book-to-bill information can be found in the appendix. The positive momentum in the North American market for AWP products continued in the third quarter. Rental customers are seeing utilization and rental rates continue to rise. The European market is also growing. Our sales were up across Europe and we are encouraged by our growing backlog in the region. AWP margins improved slightly compared to last year. Productivity gains in our factories were largely offset by higher material costs driven by steel prices. The pricing environment remains competitive and we are focused on setting appropriate pricing levels going into 2018. Product and service innovation is a core element of the Genie business growth strategy. Last month we launched several key new products. We introduced four new Genie extra capacity stick booms. These state of the art booms give customers the ability to work with up to three people on board with capacity for tools and jobsite materials, a major industry-leading improvement. We also launched the first extra capacity articulated boom – the Genie Z-45 XC. This is the redesigned extra capacity version of the popular rough-terrain Genie Z-45. Similar to our other extra capacity booms, this represents a major advancement because it doubles the capacity in the restricted zone of operation. Looking ahead, we are encouraged by the continued growth in backlog up 41% year-on-year. We are now anticipating full year sales for AWP to be about 2% higher than last year with an operating margin of about 8.5%.

Turning to Cranes, Steve Filipov and the Cranes team set priorities a year ago to re-engage with customers, remove structural costs, upgrade leadership talent and re-invigorate new product development. While we clearly understand that we have a long way to go, the Cranes team has made significant progress on each of these priorities and it is translating into results. Cranes was profitable in Q3, operating in global markets that remain challenging. In Europe, sales were down modestly. In North America, sales were impacted by a slower than expected production ramp up in our Oklahoma City facility. Sales to Asia were impacted by the cancellation of a large order for crawler cranes that we planned to ship in Q3. Those cranes are in inventory. We expect to sell almost half of them in Q4 and are seeking buyers for the balance. The Australian market continued to rebound with our industry-leading pick and carry cranes. In a challenging global market for mobile cranes, we continue to see strong global sales of our new Demag all terrain five-axel cranes. Another bright spot was our global tower cranes business, which also grew in the quarter. Terex Utilities continued its strong performance increasing sales and margin. I had the opportunity to attend the International Construction and Utility Equipment Expo in Louisville last month, where Terex Utilities launched its new Optima series of utility trucks. The Optima series has industry leading capabilities and performance. I was encouraged by my discussions with customers and it is very clear that our Utilities team is listening to the voice of the customer and bringing new products to the market that meet their needs.

Last week I spent time with more than 500 customers in Zweibrucken, Germany at our Demag Customer Launch Event. During the event, we introduced four new products from our new Demag all terrain line: the AC 45 City Crane, the AC 55-3, the AC100-4 and the AC 300-6. The customer response to these new Demag three, four and six axel cranes was very positive. These are more examples of innovative, new products designed to address specific customer needs. The robust product development pipeline across our Cranes businesses will continue to bring new differentiated products to market over the months and years ahead. The progress the team is making is showing up in our 57% year over year increase in backlog.

Moving to Materials Processing, our MP segment had another strong quarter. Sales increased by 14% and operating profit grew by $9 million. Growth was driven by crushing and screening, Fuchs material handlers and environmental products. Crushing and screening was stable in North America, with growth across Europe, Asia and Australia. Fuchs continues to grow in a fairly stable market environment benefiting from improvements to our commercial capabilities. Our CBI environmental business had an all-time high order-intake level in the quarter due to the recent hurricanes. These machines are perfect for contractors and green waste, construction and demolition waste processors, who demand high-volume throughput and exceptional reliability. Terex Finlay showcased two new crushers at recent tradeshows in Germany and Baltimore. The new machines provide customers with industry-leading productivity. We are pleased with the market response and have orders from customers in the UK, Europe, North America and Australia. Segment backlog is up 28% year-over-year, driven by crushing and screening, Fuchs and environmental. The backlog for concrete products was lower largely due to new emission regulations associated with sales of refurbished trucks. We are increasing MP’s full year outlook to sales growth of approximately 11%, with an operating margin also of approximately 11%. MP is a proven, consistent performer, contributing a significant and growing share of our overall sales and operating profit. I will now turn it over to John.

John Sheehan - Terex Corporation - Senior Vice President and Chief Financial Officer
Thank you, John. Slide 9 demonstrates how we continue to execute our disciplined capital allocation strategy. In September, we monetized our remaining holdings of Konecranes shares for proceeds of $221 million. In total, Terex received approximately $770 million for the sale of its Konecranes shares, bringing the total consideration received by Terex for the disposition of MHPS to approximately $1.6 billion. These amounts demonstrate the significant value to Terex shareholders that was created by the sale of our MHPS segment and the Konecranes-MHPS combination. In August, we completed a re-pricing of our term loan that will reduce interest costs. This further increases the efficiency of our recent recapitalization. Our term loan rate is now at Libor +225, improving by 25 bps what was already the lowest rate in the Company’s history. We continue to invest in the Execute to Win priority areas and we are seeing benefits from these investments in our operating results. Finally, we continue to return capital to shareholders. We repurchased approximately 22.3 million shares for about $770 million in the first nine months of the year. And our Board authorized a new share repurchase program in the quarter of up to $225 million, of which $154 million was remaining as of September 30th. This disciplined capital allocation strategy including the efficient return of capital to shareholders through share repurchases will continue to govern how we deploy capital.

Turning to slide 10, overall we were pleased with our financial results in the third quarter. This is the first quarter since Q1 2012 that all of our segments grew year over year, which speaks to the overall improvement in our markets and our commercial capabilities. On an as-adjusted basis, our operating margin was 6.5%. Importantly, we increased our margin in every segment. Please note that details associated with the adjustments can be found in the appendix of the presentation, including the income statement line items against which they were applied. Higher SG&A expense in the quarter was driven largely by higher incentive compensation and the investment in our strategic sourcing organization. Our net interest expense was approximately $11 million less than the prior year, demonstrating the benefits we derived from our capital restructuring. We also had a favorable impact from foreign exchange, reported in the interest and other line, of approximately $2 million. We generated positive free cash flow of $49 million in the quarter, even as we continued to invest in our restructuring and transformation programs. In Q3, we used $14 million to fund restructuring and transformation, bringing our year to date total to $79 million. A key contributor to cash flow was our continued management of net working capital, which we improved to 23% of sales, representing a significant improvement compared to last year.

Let’s turn to Slide 11 and I will walk you through our updated guidance. Based on our year-to-date results, our backlog and our market assessments, we are improving our full year sales outlook from down about 6% to down approximately 4%. We are increasing our EPS guidance range from $1.05 to $1.15 to $1.20 to $1.30 per share. The majority of the increase is driven by improved operating performance. Interest and other added $0.03 due to lower interest expense and favorable FX movements. Improvement to the tax rate and lower share-count each contributed $0.01. We are now forecasting that free cash flow will be about zero, as we are deploying working capital to fund future organic growth. With that, I will turn it back to John.

John L. Garrison, Jr. - Terex Corporation - President and Chief Executive Officer
Thanks, John. To summarize, our sales, operating margin and backlog increased in all three segments. We are increasing full-year guidance for the third consecutive quarter. Global markets for AWP products are improving. Our Cranes segment continues to execute its restructuring program. MP, our most consistent performer, is having a great year. We have considerable positive momentum. We will continue to execute our Transformation program, simplifying the Company by implementing our footprint and cost reduction plans and building capabilities in our Execute to Win priority areas. Finally, we will continue to execute our disciplined capital allocation strategy and return capital to shareholders.

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